As filed with the Securities and Exchange Commission on May 8,  1998

                                             Registration No. 333-_______

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          ___________________________

                        PROGENICS PHARMACEUTICALS, INC.
            (Exact name of registrant as specified in its charter)

                         777 Old Saw Mill River Road
      Delaware           Tarrytown, New York  10591            13-3379479
  (State or other           (Address of Principal           (I.R.S. Employer
  jurisdiction of            Executive Offices)            Identification No.)
  incorporation or
   organization)

                     1989 Non-Qualified Stock Option Plan
                       1993 Stock Option Plan as amended
                       1993 Executive Stock Option Plan
                        Amended 1996 Stock Option Plan
                           (Full Title of the Plan)

                          Paul J. Maddon, M.D., Ph.D.
         Chairman of the Board, Chief Executive Officer and President
                        Progenics Pharmaceuticals, Inc.
                          777 Old Saw Mill River Road
                          Tarrytown, New York  10591
                    (Name and address of agent for service)

 Telephone number, including area code, of agent for service:  (914) 789-2800
              ___________________________________________________

                        CALCULATION OF REGISTRATION FEE

                                      Proposed       Proposed
                                      maximum        maximum
     Title of                         offering      aggregate      Amount of
 securities to be    Amount to be    price per       offering     registration
    registered        registered     share (1)      price (1)         fee

 Common Stock         2,870,410        $7.45       $21,384,590       $6,308
  par value $.0013      shares
  per share

(1) The prices for shares being offered pursuant to options outstanding under the Plans, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), are based upon the weighted average exercise price of such options; the prices for shares to be offered pursuant to options remaining available under the Plans, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), are based upon the price of Registrant's Common Stock on the Nasdaq Stock Market's National Market at the close of trading on May 6, 1998.

                                   STATEMENT

       This Form S-8 Registration Statement is being filed with the Securities and Exchange Commission (the "Commission") by Progenics Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in order to register 2,870,410 shares ofthe Company's common stock, par value $.0013 per share (the "Common Stock"), issuable upon exercise of options granted or to be granted under the Company's 1989 Non-Qualified Stock Option Plan, 1993 Stock Option Plan as amended, 1993 Executive Stock Option Plan and Amended 1996 Stock Option Plan (the "Plans").

                                    PART I

               INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.

     Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

Item 2.   Registrant Information and Employee Plan Annual Information.

     Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

     a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

     b)   The Company's  Current Report  on Form 8-K filed on February 6, 1998;
     and

     c) The description of the Common Stock set forth under the caption "Description of Capital Stock" in the Registrant's registration statement on Form S-1, filed with the Commission on November 19, 1997, File No. 333-13627, including all amendments or reports filed with the Commission for the purpose of updating such description.

     All other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

     Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

     Section 102(b)(7) of the DGCL provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. The Company's Restated Certificate of Incorporation contains such a provision.

     The Company's Certificate of Incorporation and By-Laws provide that the Company shall indemnify officers and directors, and to the extent authorized by the Board of Directors, employees and agents of the Company, to the full extent permitted by and in the manner permissible under the laws of the State of Delaware. In addition, the By-Laws permit the Board of Directors to authorize the Company to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Company arising out of his capacity as such.

     The Company has entered into Indemnification Agreements with each of its officers and directors, pursuant to which the Company has agreed to indemnify and advance expenses to such officers and directors to the fullest extent permitted by applicable law.

     The Company has obtained an insurance policy providing coverage for certain liabilities of its officers and directors.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     The following documents are filed as Exhibits hereto:

 Exhibit
  Number             Description            Incorporated by Reference to:

 3.1       Certificate of Incorporation     Exhibit 3.1 to the Company's
           of the Company, as amended       Form S-1 Registration
                                            Statement No. 333-13627 dated
                                            November 19, 1997

 5.1       Opinion and Consent of Dewey     N/A
           Ballantine LLP with respect
           to the legality of the
           securities being registered

 10.2      1989 Non-Qualified Stock         Exhibit 10.2 to the Company's
           Option Plan                      Form S-1 Registration
                                            Statement No. 333-13627 dated
                                            November 19, 1997

 10.3      1993 Stock Option Plan as        Exhibit 10.3 to the Company's
           amended                          Form S-1 Registration
                                            Statement No. 333-13627 dated
                                            November 19, 1997

 10.4      1993 Executive Stock Option      Exhibit 10.4 to the Company's
           Plan                             Form S-1 Registration
                                            Statement No. 333-13627 dated
                                            November 19, 1997

 10.5      Amended 1996 Stock Incentive     Exhibit 10.5 to the Company's
           Plan                             Form S-1 Registration
                                            Statement No. 333-13627 dated
                                            November 19, 1997

 23.1      Consent of Dewey Ballantine      -
           LLP (contained in their
           opinion filed herewith as
           Exhibit 5.1)

 23.2      Consent of Coopers &             N/A
           Lybrand, L.L.P.

 24.1      Power of Attorney of             -
           directors and certain
           officers of the Company
           (included in Signature Page)

Item 9.   Undertakings.

a)   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tarrytown, State of New York, on this 8th day of May, 1998.

                              PROGENICS PHARMACEUTICALS, INC.

                              By /s/ Paul J. Maddon, M.D.,  Ph.D.
                                  Paul J. Maddon, M.D., Ph.D.
                                  Chairman of the Board,
                                  Chief Executive Officer
                                   and President


                               POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose names appear below constitute and appoint Paul J. Maddon and Robert A. McKinney, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute any and all amendments to this Registration Statement, and to file the same, together with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and such other agencies, offices and persons as may be required by applicable law, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                                Capacity                Date

/s/ Paul J. Maddon, M.D., Ph.D.        Chairman of the Board,      May 8, 1998
 Paul J. Maddon, M.D., Ph.D.           Chief Executive Officer
                                       and President
                                       (Principal Executive
                                       Officer)

/s/ Robert A. McKinney                 Vice President, Finance     May 8, 1998
 Robert A. McKinney                    and Operations and
                                       Treasurer (Principal
                                       Financial and
                                       Accounting Officer)

/s/ Charles A. Baker                   Director                    May 8, 1998
 Charles A. Baker

/s/ Mark F. Dalton                     Director                    May 8, 1998
 Mark F. Dalton

/s/ Stephen P. Goff, Ph.D.             Director                    May 8, 1998
 Stephen P. Goff, Ph.D.

/s/ Elizabeth M. Greetham              Director                    May 8, 1998
 Elizabeth M. Greetham

/s/ Paul F. Jacobson                   Director                    May 8, 1998
 Paul F. Jacobson

/s/ David A. Scheinberg, M.D., Ph.D.   Director                    May 8, 1998
 David A. Scheinberg, M.D., Ph.D.

                   PROGENICS PHARMACEUTICALS, INC.

                          _________________

                               EXHIBITS

                                 for

                        REGISTRATION STATEMENT

                                  ON

                               FORM S-8

                          _________________

                             Exhibit 5.1

       Opinion and Consent of Dewey Ballantine LLP with respect to the legality of the securities being registered

                                             May 8, 1998



Progenics Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591

Gentlemen:

     We have acted as counsel to Progenics Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, for the registration of 2,870,410 shares of common stock, $.0013 par value per share (the "Shares"), of the Company which may be issued upon exercise of stock options pursuant to the Company's 1989 Non-Qualified Stock Option Plan, 1993 Stock Option Plan as amended, 1993 Executive Stock Option Plan and Amended 1996 Stock Option Plan (the "Plans").

     We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers of the Company and such other instruments as we have deemed necessary or appropriate as a basis for the opinions expressed below.

     Based on the foregoing, we are of the opinion that:

     1. The issuance of the Shares upon exercise of options granted under the Plan has been lawfully and duly authorized; and

     2. When the Shares have been issued and delivered in accordance with the terms of the Plan, the Shares will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,


                                   DEWEY BALLANTINE LLP

                                 Exhibit 23.2

                     Consent of Coopers & Lybrand L.L.P.

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to incorporation by reference in this registration statement of Progenics Pharmaceuticals, Inc. (the "Company") on Form S-8 of our report dated March 6, 1998, on our audits of the financial statements of the Company as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.





                                   COOPERS & LYBRAND L.L.P.






New York, New York
May 7, 1998